AMENDMENT NUMBER FIVE

                                       TO

                           FAIRFIELD COMMUNITIES, INC.

                           SAVINGS/PROFIT SHARING PLAN
                           ---------------------------

                           (effective January 1, 1998)



         THIS AMENDMENT to the Fairfield Communities, Inc. Savings/Profit Sharing Plan (the "Plan"), which Plan was originally effective March 1, 1976, and was restated effective July 1, 1994, and was amended effective January 1, 1995, January 1, 1996, September 20, 1996 and January 1, 1997, is hereby entered into effective as of January 1, 1998.

           WHEREAS, the Corporation adopted the amended and restated "Fairfield Communities, Inc. Savings/Profit Sharing Plan", effective July 1, 1994, as subsequently amended, (the "Plan") which includes provision for a 401(k) plan, with a discretionary "Matching Contribution" by the Corporation, in such amount as may be determined by the Board of Directors of the Corporation; and

           WHEREAS, the Board or Directors desires to change, effective January 1, 1998, the amount of the "Matching Contribution" established by the resolution adopted by the Board of Directors on June 21, 1994;

           NOW, THEREFORE, BE IT RESOLVED, that the "Matching Contribution" under the Plan for each Plan Year beginning with January 1, 1998 is hereby established, for each Participant in the Plan, as an amount equal to the sum of:

           (a) Dollar for dollar for the first $600 of such Participant's Salary Deferral Contributions to the Plan during each Plan Year, plus

           (b) Fifty cents on the dollar of the amount, if any, of such Participant's Salary Deferral Contributions to the Plan in excess of $600 during each Plan Year, except that the amount of Salary Deferral Contributions for which a "Matching Contribution" shall be made under this subparagraph (b) is limited to (i) three percent of such Participant's Compensation for the Plan Year minus (ii) such amount as was matched during such Plan Year under subparagraph (a) above.


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           In addition to the other  rights  retained by the Board of  Directors under  the  Plan  and the  related  trust  agreement,  the  Board  of
           Directors  hereby  specifically   retains  the  right,  at  any  time
           hereafter,   or  from  time  to  time,  in  its  sole  and  unlimited
           discretion,  to (A) change the amount of the "Matching Contribution",
           (B) change the method, provided above, of calculating the "Matching Contribution" or (C) eliminate the "Matching Contribution" in its entirety, in which event, any such change shall become effective as of the date adopted by resolution of the Board of Directors or such later date as the Board of Directors may specify. The terms "Matching Contribution", "Salary Deferral Contributions" and "Compensation" shall have the meanings set forth in the Plan.

         IN WITNESS  WHEREOF,  Fairfield  Communities,   Inc.   has caused this
Amendment to be executed by its duly authorized officer.

                                            FAIRFIELD COMMUNITIES, INC.



                                            By: /s/Marcel J. Dumeny
                                               --------------------------
                                                  Marcel J. Dumeny
                                                      Secretary